EXHIBIT 10.1
                          LICENSE TECHNOLOGY AGREEMENT
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                          TECHNOLOGY LICENSE AGREEMENT

THIS AGREEMENT is entered into October 26th 2007 by and between Niche Properties, Inc., a corporation organized under the laws of the state of Colorado, whose address is 9023 Edgewood Street, Highlands Ranch, CO 80130 ("Licensor"), and Fairway Properties, Inc., a Corporation formed under the laws of Nevada with offices at 9023 Edgewood Street, Highlands Ranch, CO 80130 ("Licensee").

                                  WITNESSETH:

WHEREAS, Licensor is engaged in the business of designing and developing computer-related software, websites, and related products and has, over the years, acquired and developed substantial and valuable technical knowledge, know-how, and experience in the design and development of such systems and products described in detail in Exhibit "A" attached hereto (the Technology); and

WHEREAS, Licensee desires to engage in the business of marketing similar products and services and utilize the Technology in the design, development, and sale of such services; and

WHEREAS, Licensor and Licensee believe it is in their mutual interest and desire to enter into an agreement whereby Licensee would use Licensor's Technology in the provision and sale of the Products in the Territory defined herein below pursuant to the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement, the parties hereto agree as follows:

1.       LICENSE

         Licensor hereby grants to Licensee and its sub licensees, for the term of this Agreement, a nonexclusive, non-assignable, right and license to use its Technology in order to market and sell the products and services set forth in Schedule "A" using said Technology (the Licensed Products) in the countries identified in Schedule A attached hereto (the Territory).

2.       TERM

         This Agreement shall be effective as of the date of execution by both parties and shall extend for the period set forth in Schedule A (the
         Term).

3.       COMPENSATION

         A. In consideration for the licenses granted hereunder, Licensee agrees to pay to Licensor the royalty recited in Schedule A (the Royalty) based on Licensee's Net Sales generated by the use of Licensor's technology.


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         B. The  Royalty  owed  Licensor  shall  be  calculated  on a  quarterly calendar basis (Royalty Period). The Licensee's Net Sales shall be processed through the Licensor's technology platform and deposited into Licensor's bank account. Licensor shall retain its Royalty and disburse the Net Sales less the Royalty to the Licensee no later than thirty
         (30) days after the end of the preceding full quarterly period, i.e., commencing on the first (1st) day of January, April, July, and October except that the first and last calendar periods may be "short," depending on the effective date of this Agreement.

         C. For each Royalty Period, Licensor shall provide Licensee with a written royalty statement in a form acceptable to Licensee. Such royalty statement shall be certified as accurate by a duly authorized officer of Licensor and shall include reportable sales for each applicable period. Such statements shall be furnished to Licensee regardless of whether any sales were made during the Royalty Period or whether any actual Royalty was owed.

         D. Licensee agrees to pay to Licensor an Advance against Royalties in the amount recited in Schedule A, which may be credited against Licensee's actual royalty obligation to Licensor.

         E. During each calendar year during the Term of this Agreement, Licensee agrees to pay Licensor a Guaranteed Minimum Royalty as recited in Schedule A that may be credited against Licensee's actual royalty obligation to Licensor. The Guaranteed Minimum Royalty shall be calculated at the end of each calendar year commencing in the year the Licensor furnishes a production stage web application (evidenced by the website residing at the "www" subdomain of one of the licensed domains names in Schedule A). In the event that Licensee's actual Royalties paid Licensor for any calendar year are less than the Guaranteed Minimum Royalty for such year, Licensee shall, in addition to paying Licensor its actual earned Royalty for such Royalty Period, pay Licensor the difference between the total earned Royalty for the year and the Guaranteed Minimum Royalty for such year no later than January 31 of the following year.

         F. "Net Sales" shall mean Licensee's gross sales (the gross invoice amount billed customers), less discounts and allowances actually shown on the invoice (except cash discounts that are not deductible in the calculation of Royalty).

         G. A Royalty obligation shall accrue upon the Licensee's Net Sales regardless of the time of disbursement by Licensor of the Net Sales less the Royalty.

         H. If Licensee sells any Products and Services to any affiliated or related party at a price less than the regular price charged to other parties, the Royalty shall be computed at the regular price.

         I. Upon  expiration  or  termination  of this  Agreement,  all  Royalty
         obligations,   including  the  Guaranteed  Minimum  Royalty,  shall  be
         accelerated and shall immediately become due and payable.


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         J. Late payment of the Guaranteed Minimum Royalty, if applicable, shall incur interest at the rate of one and one-half Percent (1.5%) per month from the date such payments were originally due.

     4.  RECORD INSPECTION AND AUDIT

         A. Licensee shall have the right, upon reasonable notice, to inspect Licensor's books and records and all other documents and material in Licensor's possession or control with respect to the subject matter of this Agreement. Licensee shall have free and full access thereto for such purposes and may make copies thereof.

         B. In the event that such inspection reveals an underpayment by Licensor of the Net Sales less the Royalty to the Licensee, Licensor shall pay the difference, plus interest calculated at the rate of one and one-half Percent (1.5%) per month. If such underpayment be in excess of Five Thousand U.S. Dollars ($5,000.00) for any Royalty Period, Licensor shall also reimburse Licensee for the cost of such inspection.

         C. All books and records relative to Licensor's disbursement to the Licensee of the Net Sales less the Royalty hereunder shall be maintained and made accessible to Licensee for inspection at a location in the United States for at least 5 years after termination of this Agreement.

     5.  LICENSOR'S OBLIGATIONS/CONFIDENTIALITY

         A. Beginning upon the effective date of this Agreement as provided in Schedule A, Licensor shall meet with and provide Licensee with such Technology relating to the installation and operation of hardware, software, machinery, equipment, materials, object codes, specifications, designs, manufacturing and procedures, methods, layout, and the like that Licensor believes Licensee may require in order to sell products and services using the technology.

         B. Licensee recognizes that such Technology is the proprietary and confidential property of Licensor. Accordingly, Licensee shall not, without the prior express written consent of Licensor, during the term of this Agreement and for two (2) years thereafter, disclose or reveal to any third party or utilize for its own benefit other than pursuant to this Agreement, any such Technology provided by Licensor concerning, provided that such information was not previously known to Licensee or to the general public. Licensee further agrees to take all reasonable precautions to preserve the confidentiality of Licensor's Technology and shall assume responsibility that its employees, sublicensees, and assignees will similarly preserve this information against third parties. The provisions of this clause shall survive termination of this Agreement.

         C. Licensor shall also provide Licensee, at its place of business, such technical and other qualified experts for developing the services provided through the technology and for assisting Licensee on any problems or matters that require on-the-spot assistance. In such event,

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         Licensee shall pay all travel and  out-of-pocket  expenses  incurred by any such Licensor personnel, it being understood that the salaries of the experts shall be the responsibility of Licensor.

         D. At the request of Licensee, Licensor shall train at least two (2) employees of Licensee at Licensor's facility. Expenses and salaries of Licensee personnel sent to Licensor by Licensee for training shall be borne by Licensee. Licensee may also elect to pay Licensor a to-be-agreed-upon administrative fee for Licensor to provide services that employees of Licensee otherwise would be required to perform given the services and products provided by Licensee.

         E. Licensor represents and warrants that it has the right and power to grant the licenses granted herein and that there are no other agreements with any other party in conflict with such grant.

         F. Licensor further represents and warrants that it has no actual knowledge that the Technology infringes any valid rights of any third party.

     6.  IMPROVEMENTS

         During the term of this Agreement, each party shall advise the other party of any technical improvements and inventions relating to the Technology and the Licensed Products. All such improvements and inventions shall become the property of Licensor, and Licensee agrees to execute any and all documents requested by Licensor in order to perfect Licensor's right in same.

     7.  EQUIPMENT

         A. Where applicable, at the request of Licensee, Licensor shall supply and cause to be supplied to Licensee such necessary equipment and other materials as is available to Licensor. Prices of the machinery, equipment, and other materials from and through Licensor shall be on most favored terms with those established by or through Licensor.

         B. Where applicable, Licensor will lease the said equipment to Licensee for a to-be-agreed-upon period and fee. Upon termination of this Agreement, Licensee shall return said equipment to Licensor at Licensor's expense.

     8.  TECHNICAL INFORMATION

         Licensor represents that the technical information and assistance relating to the Technology conveyed under this Agreement shall be provided with reasonable care and will, where applicable, be of the same types as currently practiced by Licensor.

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     9.  LICENSEE'S OBLIGATIONS

         A. Licensee represents that it has the financial resources and business operations that will enable it to market and sell the products and services provided by the technology and otherwise reasonably commercialize the Licensed Products and Services throughout the Territory, and that it shall, during the term of this Agreement and any renewal thereof, use its best efforts to promote the distribution and sale of such Licensed Products and Services in the Territory.

         B. Licensee shall fully comply with the marking provisions of the intellectual property laws of the applicable countries in the Licensed Territory.

     10.  PERMITS

         A. In the event that the Technology is to be used in foreign countries by Licensee or its sublicensees, this Agreement is subject to the obtaining of all necessary permits required by the laws of that particular country. Licensee shall take all steps necessary for obtaining from the appropriate governmental authority all approvals and permits necessary to carry out the terms of this Agreement.

         B. Licensor shall cooperate with Licensee relative to supplying any information and material necessary for the approvals and consents of the appropriate governmental authority.

     11.  TERMINATION

         The following termination rights are in addition to the termination rights which may be provided elsewhere in the Agreement:

         A. IMMEDIATE RIGHT OF TERMINATION. Licensor shall have the right to immediately terminate this Agreement by giving written notice to Licensee in the event that Licensee does any of the following:

                  1. Files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues or dissolves its business or if a receiver is appointed for Licensee or for Licensee's business and such receiver is not discharged within 30 days;
                  2. Fails to commence the sale of Licensed Products and Services within eighteen (18) months from the Effective Date of this Agreement;
                  3. Upon the commencement of sale of Licensed Products and Services, fails to sell any Licensed Product and Service for two (2) consecutive Royalty Periods; or
                  4. Undergoes a change in ownership or control whereby the current largest shareholder of the Licensee ceases to be the largest shareholder of the Licensee.

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         B. RIGHT TO TERMINATE  UPON NOTICE.  Either  party may  terminate  this
         Agreement on thirty (30) days written notice to the other party in the event of a breach of any provision of this Agreement by the other party, provided that, during the thirty (30) day period, the breaching party fails to cure such breach.

         C. LICENSEE RIGHT TO TERMINATE. Licensee shall have the right to terminate this Agreement at any time upon three (3) months written notice to Licensor for any reason.

     12.  POST TERMINATION RIGHTS

         A. Upon the expiration or termination of this Agreement, all rights granted to Licensee under this Agreement shall forthwith terminate and immediately revert to Licensor and Licensee shall discontinue all use of the Technology and the like.

         B. Upon the expiration or termination of this Agreement, Licensor may require that Licensee transmit to Licensor, at no cost, all material relating to the Technology, provided, however, that Licensee shall be permitted to retain a full copy of all material subject to the confidentiality provisions of this agreement.

     13.  INDEMNITY

         A. Licensee agrees to defend, indemnify, and hold Licensor, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Licensor based on the sale of the Licensed Products and Services including, but not limited to, actions founded on product liability.

         B. Licensor agrees to defend, indemnify, and hold Licensee, and its officers, directors, agents, and employees, harmless against all costs, expenses and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Licensee based on a breach by Licensor of any representation or warranty made in this Agreement.

     14.  NOTICES

         A. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service.

         B. Either party may change the address to which notice or payment is to be sent by written notice to the other party pursuant to the provisions of this paragraph.

     15.  JURISDICTION AND DISPUTES

         A. This Agreement shall be governed by the laws of Colorado.

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         B. All disputes hereunder shall be resolved in the applicable  Colorado or federal courts of Colorado. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

     16.   AGREEMENT BINDING ON SUCCESSORS

         This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

     17.  WAIVER

         No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

     18.  SEVERABILITY

         If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

     19.  ASSIGNABILITY

         The license granted hereunder is personal to Licensee and may not be assigned by any act of Licensee or by operation of law unless in connection with a transfer of substantially all the assets of Licensee and approved in writing by Licensor.

     20.  INTEGRATION

         This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.


NICHE PROPERTIES, INC.                      FAIRWAY PROPERTIES, INC.

By: ___________________________             By:____________________________

Title: _________________________            Title:__________________________

Date:__________________________             Date:__________________________


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                                   SCHEDULE A
                                       TO
                          TECHNOLOGY LICENSE AGREEMENT
                                     BETWEEN
                             NICHE PROPERTIES, INC.
                                       AND
                            FAIRWAY PROPERTIES, INC.

                                      DATED
                                OCTOBER 26TH 2007

1.  LICENSED PRODUCTS AND SERVICES

The Licensed Products and Services are as follows:

         (a)      Domain  Names:   FairwayProperties.com,   FairwayProperty.com,
                  Fairway-Properties.com, and Fairway-Property.com

         (b)      FairwayProperties.com    Website:    Includes   initial   site
                  production, general site maintenance, and use of the NICHE properties web application and database.

2.  LICENSED TERRITORY

The  licensed  territory  consists  of  all  countries,   recognized,  partially
recognized, or unrecognized, on the planet Earth.

3.  THE TERM

Ten (10) years from the effective date thereof, and thereafter, shall be automatically renewable for successive 1 year periods, unless 60 days prior to the termination any party hereto gives written notice to the other party of its election not to renew this Agreement for an additional 1 year period, in which event this Agreement shall terminate at the end of the period in which such notice was given.

4.  ROYALTY RATE

The Royalty Rate is as follows: 25 percent (25%) of all membership and advertising revenues. The Guaranteed Minimum Royalty per calendar year is 10,000 USD.

5.  ADVANCE

No advance shall be paid.

6.  PRODUCT LIABILITY INSURANCE

No product liability insurance is to be provided at this time. The parties may renegotiate this provision at a future date. All amendments for this provision must be put in writing and signed by both parties.